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Exhibit 23.2

CONSENT OF RYDER SCOTT

        We hereby consent to the incorporation by reference of our report dated December 11, 2013 and filed as exhibit 99.1 to the Annual Report on Form 10-K for the year ended December 31, 2013 (the "Annual Report") of ECA Marcellus Trust I (the "Trust") into the Registration Statements of the Trust on Form S-3 (Registration No. 333-185396) and to the references to our firm in the Annual Report.

/s/ Ryder Scott Company
Ryder Scott Company

Denver, Colorado
March 14, 2014

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  Exhibit 23.2
CONSENT OF RYDER SCOTT